NEITHER THESE WARRANTS NOR THE COMMON STOCK ISSUABLE UPON EXERCISE OF THESE WARRANTS HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

No. ___

Original Issuance: September ___, 2006	Warrants _________

BIOMETRX, INC.

WARRANTS

BioMetrx, Inc., a Delaware corporation (“BioMetrx”), certifies that, for value received, _______________, or registered assigns (the “Holder”), is the owner of _________________ (_________) Warrants of BioMetrx (the “Warrants”). Each Warrant entitles the Holder to purchase from BioMetrx at any time prior to the Expiration Date (as defined below) one share of the common stock of BioMetrx (the “Common Stock”) for $1.00 per share (the “Exercise Price”), on the terms and conditions hereinafter provided. The Exercise Price and the number of shares of Common Stock purchasable upon exercise of each Warrant are subject to adjustment as provided in this Certificate. The Warrants have been issued as part of an authorized class of 400,000 warrants of like tenor.

1.    Expiration Date; Exercise

1.1 Expiration Date. The Warrants shall expire on September 15, 2011 (the “Expiration Date”).

1.2 Manner of Exercise. The Warrants are exercisable, in whole or in part, by delivery to BioMetrx of the following (the “Exercise Documents”): (a) this Certificate (b) a written notice of election to exercise the Warrants; and (c) payment of the Exercise Price in cash or by check. Within three business days following receipt of the foregoing, BioMetrx shall execute and deliver to the Holder: (a) a certificate or certificates representing the aggregate number of shares of Common Stock purchased by the Holder, and (b) if less than all of the Warrants evidenced by this Certificate are exercised, a new certificate evidencing the Warrants not so exercised.

1.3 Automatic Exercise. Immediately before the expiration or termination of this Warrant, to the extent this Warrant is not previously exercised, and at such time the fair market value of one share of the Company's Common Stock subject to this Warrant is greater than the Exercise Price, then in effect as adjusted pursuant to this Warrant, this Warrant shall be deemed automatically exercised pursuant to Section 1.1 above, even if not surrendered. For purposes of such automatic exercise, the fair market value of the Company's Common Stock upon such expiration shall be determined pursuant to Section 2.3 herein. To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 1.3, the Company agrees to promptly notify the Holder of the number of shares of Common Stock, if any, the Holder hereof is to receive by reason of such automatic exercise and the Holder shall tender the Exercise Price to the Company within 10 days of receipt of such notice or forfeit the right to the Common Stock in connection with such automatic exercise.

1.4 Warrant Exercise Limitation. Notwithstanding any other provision of this Certificate, or the total number of shares of Common Stock otherwise available for purchase by Holder hereunder, if as of the date of exercise BioMetrx has a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, Holder may not exercise any Warrants under this Section 1 if immediately following such exercise Holder would beneficially own 5% or more of the outstanding Common Stock of BioMetrx. For this purpose, a representation of the Holder that following such exercise it would not beneficially own 4.99% or more of the outstanding Common Stock of BioMetrx shall be conclusive and binding upon BioMetrx.

2.    Adjustments of Exercise Price and Number and Kind of Conversion Shares

2.1 In the event that BioMetrx shall at any time hereafter (a) pay a dividend in Common Stock or securities convertible into Common Stock; (b) subdivide or split its outstanding Common Stock; (c) combine its outstanding Common Stock into a smaller number of shares; then the number of shares to be issued immediately after the occurrence of any such event shall be adjusted so that the Holder thereafter may receive the number of shares of Common Stock it would have owned immediately following such action if it had exercised the Warrants immediately prior to such action and the Exercise Price shall be adjusted to reflect such proportionate increases or decreases in the number of shares.

2.2 In case of any reclassification of the outstanding shares of Common Stock (other than a change covered by Section 2.1 hereof or a change which solely affects the par value of such shares) or in the case of any merger or consolidation or merger in which BioMetrx is not the continuing corporation and which results in any reclassification or capital reorganization of the outstanding shares), the Holder shall have the right thereafter (until the Expiration Date) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property receivable upon such reclassification, capital reorganization, merger or consolidation, by a Holder of the number of shares of Common Stock obtainable upon the exercise of the Warrants immediately prior to such event; and if any reclassification also results in a change in shares covered by Section 2.1, then such adjustment shall be made pursuant to both this Section 2.2 and Section 2.1 (without duplication). The provisions of this Section 2.2 shall similarly apply to successive reclassifications, capital reorganizations and mergers or consolidations, sales or other transfers.

2.3 Certain Anti-Dilution Adjustments. If at any time while any portion of this Warrant remains outstanding, the Company shall issue shares of Common Stock (or rights, warrants, or other securities convertible into or exchangeable for shares of Common Stock, other than issuances covered by Sections 2.1 or 2.2 above, at a price per share (or having an exercise, conversion, or exchange price per share) less than the Exercise Price in effect as of the date of issuance of such shares or of such rights, warrants, or other convertible or exchangeable securities, then, and in each such case, the Exercise Price shall be reduced (but not increased) to a price determined by dividing (A) an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issue (determined on a fully-diluted basis; i.e., treating as outstanding all shares of Common Stock issuable upon exercise, exchange or conversion of all outstanding options (to the extent then vested and exercisable), warrants, or other securities exercisable or exchangeable for or convertible into, directly or indirectly, shares of Common Stock) multiplied by the then existing Exercise Price, plus (y) the consideration, if any received by the Company upon such issue, by (B) the total number of shares of Common Stock outstanding immediately after such issue or sale (determined on a fully-diluted basis as aforesaid). For the purpose of determining the consideration received by the Company upon any such issue pursuant to clause (y) above, if the consideration received by the Company is other than cash, its value will be deemed its fair market value, which if not readily determinable shall be determined in good faith by the Board of Directors of the Company. An adjustment made pursuant to the paragraph shall be made on the next business day following the date on which any such issuance is made and shall be effective retroactively immediately after the close of business on such date. Notwithstanding anything contrary in this Section 2.3, there shall be no reduction to the Exercise Price pursuant to this Section with respect to (i) the issuance or sale of options to purchase shares of Common Stock to employees, consultants and directors, pursuant to a stock option plan approved by the Board of Directors, (ii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities as of the date of this Warrant, (as adjusted for recapitalizations, stock splits, and the like) which are currently outstanding as of the date of this Warrant or (iii) the issuance of securities as consideration for a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, which involves a third party which is not affiliated with the Company or its current stockholders or in a strategic allowance.

2.4 No Impairment. The Company will not, by amendment of its Certificate of Incorporation or any other organizational or registration rights documents of the Company, or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment

3.    Reservation of Shares. BioMetrx shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, such number of shares of Common Stock as shall from time to time be issuable upon exercise of the Warrants. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to permit the exercise of the Warrants, BioMetrx shall promptly seek such corporate action as may necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

4.    Certificate as to Adjustments. In each case of any adjustment in the Exercise Price, or number or type of shares issuable upon exercise of these Warrants, the Chief Financial Officer of BioMetrx shall compute such adjustment in accordance with the terms of these Warrants and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Exercise Price. BioMetrx shall promptly send (by facsimile and by either first class mail, postage prepaid or overnight delivery) a copy of each such certificate to the Holder.

5.    Loss or Mutilation. Upon receipt of evidence reasonably satisfactory to BioMetrx of the ownership of and the loss, theft, destruction or mutilation of this Certificate, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of these Warrants, BioMetrx will execute and deliver in lieu thereof a new Certificate of like tenor as the lost, stolen, destroyed or mutilated Certificate.

6.    Representations and Warranties of BioMetrx. BioMetrx hereby represents and warrants to Holder that:

6.1 Due Authorization. All corporate action on the part of BioMetrx, its officers, directors and shareholders necessary for (a) the authorization, execution and delivery of, and the performance of all obligations of BioMetrx under, these Warrants, and (b) the authorization, issuance, reservation for issuance and delivery of all of the Common Stock issuable upon exercise of these Warrants, has been duly taken. These Warrants constitute a valid and binding obligation of BioMetrx enforceable in accordance with their terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.

6.2 Organization. BioMetrx is a corporation duly organized, validly existing and in good standing under the laws of the State referenced in the first paragraph of this Certificate and has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as currently proposed to be conducted.

6.3 Valid Issuance of Stock. Any shares of Common Stock issued upon exercise of these Warrants will be duly and validly issued, fully paid and non-assessable.

6.4 Governmental Consents. All consents, approvals, orders, authorizations or registrations, qualifications, declarations or filings with any federal or state governmental authority on the part of BioMetrx required in connection with the consummation of the transactions contemplated herein have been obtained.

7.    Representations and Warranties of Holder. Holder hereby represents and warrants to BioMetrx that:

7.1 Holder is acquiring the Warrants for its own account, for investment purposes only.

7.2 Holder understands that an investment in the Warrants involves a high degree of risk, and Holder has the financial ability to bear the economic risk of this investment in the Warrants, including a complete loss of such investment. Holder has adequate means for providing for its current financial needs and has no need for liquidity with respect to this investment.

7.3 Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Warrants and in protecting its own interest in connection with this transaction.

7.4 Holder understands that the Warrants have not been registered under the Securities Act or under any state securities laws. Holder is familiar with the provisions of the Securities Act and Rule 144 thereunder and understands that the restrictions on transfer on the Warrants may result in Holder being required to hold the Warrants for an indefinite period of time.

7.5 Holder agrees not to sell, transfer, assign, gift, create a security interest in, or otherwise dispose of, with or without consideration (collectively, “Transfer”) any of the Warrants except pursuant to an effective registration statement under the Securities Act or an exemption from registration. As a further condition to any such Transfer, except in the event that such Transfer is made pursuant to an effective registration statement under the Securities Act, if in the reasonable opinion of counsel to BioMetrx any Transfer of the Warrants by the contemplated transferee thereof would not be exempt from the registration and prospectus delivery requirements of the Securities Act, BioMetrx may require the contemplated transferee to furnish BioMetrx with an investment letter setting forth such information and agreements as may be reasonably requested by BioMetrx to ensure compliance by such transferee with the Securities Act.

8.    Notices of Record Date.

In the event:

8.1 BioMetrx shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of these Warrants), for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities or to receive any other right; or

8.2 of any consolidation or merger of BioMetrx with or into another corporation, any capital reorganization of BioMetrx, any reclassification of the capital stock of BioMetrx, or any conveyance of all or substantially all of the assets of BioMetrx to another corporation in which holders of BioMetrx’s stock are to receive stock, securities or property of another corporation; or

8.3 of any voluntary dissolution, liquidation or winding-up of BioMetrx; or

8.4 of any redemption or conversion of all outstanding Common Stock;

then, and in each such case, BioMetrx will mail or cause to be mailed to the Holder a notice specifying, as the case may be, (a) the date on which a record is to be taken for the purpose of such dividend, distribution or right, or (b) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities as at the time are receivable upon the exercise of these Warrants), shall be entitled to exchange their shares of Common Stock (or such other stock or securities), for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. BioMetrx shall use all reasonable efforts to ensure such notice shall be delivered at least 5 days prior to the date therein specified.

9.    Registration Rights.

9.1 Piggyback Registration. If BioMetrx shall determine to register any Common Stock under the Securities Act for sale in connection with a public offering of Common Stock (other than pursuant to an employee benefit plan or a merger, acquisition or similar transaction), BioMetrx will give written notice thereof to Holder and will include in such Registration Statement any of the Registrable Shares which Holder may request be included (“Included Shares”) by a writing delivered to BioMetrx within 15 days after the notice given by BioMetrx to Holder; provided, however, that if the offering is to be firmly underwritten, and the representative of the underwriters of the offering refuse in writing to include in the offering all of the shares of Common Stock requested by BioMetrx and others, the shares to be included shall be allocated first to BioMetrx and any shareholder who initiated such Registration and then among the others based on the respective number of shares of Common Stock held by such persons. If BioMetrx decides not to, and does not, file a Registration Statement with respect to such Registration, or after filing determines to withdraw the same before the effective date thereof, BioMetrx will promptly so inform Holder, and BioMetrx will not be obligated to complete the registration of the Included Shares included therein.

9.2 Certain Covenants. In connection with any Registration:

9.2.1 BioMetrx shall take all lawful action such that the Registration Statement, any amendment thereto and the prospectus forming a part thereof does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. Upon becoming aware of the occurrence of any event or the discovery of any facts during the Registration Period that make any statement of a material fact made in the Registration Statement or the related prospectus untrue in any material respect or which material fact is omitted from the Registration Statement or related prospectus that requires the making of any changes in the Registration Statement or related prospectus so that it will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading (taking into account any prior amendments or supplements), BioMetrx shall promptly notify Holder, and, as soon as reasonably practicable prepare (but in no event more than five business days in the case of a supplement or seven business days in the case of a post-effective amendment) and file with the SEC a supplement or post-effective amendment to the Registration Statement or the related prospectus or file any other required document so that, as thereafter delivered to a purchaser of Shares from Holder, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. BioMetrx shall use its reasonable best efforts to keep the Registration Statement effective at all times during the period continuing until the earliest of (i) the date that is nine months after the last day of the calendar month following the month in which the Registration Statement is declared effective, (ii) the date when the Holder may sell all Registrable Securities under Rule 144 without volume or other restrictions or limits or (iii) the date the Holder no longer owns any of the Registrable Securities,

9.2.2 At least three business days prior to the filing with the SEC of the Registration Statement (or any amendment thereto) or the prospectus forming a part thereof (or any supplement thereto), BioMetrx shall provide draft copies thereof to Holder and shall consider incorporating into such documents such comments as Holder (and its counsel) may propose to be incorporated therein. Notwithstanding the foregoing, no prospectus supplement, the form of which has previously been provided to Holder, need be delivered in draft form to Holder.

9.2.3 BioMetrx shall promptly notify Holder upon the occurrence of any of the following events in respect of the Registration Statement or the prospectus forming a part thereof: (i) the receipt of any request for additional information from the SEC or any other federal or state governmental authority, the response to which would require any amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; or (iii) the receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

9.2.4 BioMetrx shall furnish to Holder with respect to the Included Shares registered under the Registration Statement (and to each underwriter, if any, of such Shares) such number of copies of prospectuses and such other documents as Holder may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Included Shares by Holder pursuant to the Registration Statement.

9.2.5 In connection with any registration pursuant to Section 9.2, BioMetrx shall file or cause to be filed such documents as are required to be filed by BioMetrx for normal Blue Sky clearance in states specified in writing by Holder; provided, however, that BioMetrx shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

9.2.6 BioMetrx shall bear and pay all expenses incurred by it and Holder (other than underwriting discounts, brokerage fees and commissions and fees and expenses of more than one law firm) in connection with the registration of the Shares pursuant to the Registration Statement.

9.2.7 As a condition to including Registrable Shares in a Registration Statement, Holder must provide to BioMetrx such information regarding itself, the Registrable Shares held by it and the intended method of distribution of such Shares as shall be required to effect the registration of the Registrable Shares and, if the offering is being underwritten, Holder must provide such powers of attorney, indemnities and other documents as may be reasonably requested by the managing underwriter.

9.2.8 Following the effectiveness of the Registration Statement, upon receipt from BioMetrx of a notice that the Registration Statement contains an untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, Holder will immediately discontinue disposition of Included Shares pursuant to the Registration Statement until BioMetrx notifies Holder that it may resume sales of Included Shares and, if necessary, provides to Holder copies of the supplemental or amended prospectus.

9.3 Rule 144. With a view to making available to Holder the benefits of Rule 144, BioMetrx agrees, during the period from September 30, 2008 until September 30, 2009, unless the shares issuable to the Holder may be sold pursuant to an effective Registration Statement, to:

9.3.1 comply with the provisions of paragraph (c)(1) of Rule 144; and

9.3.2 file with the SEC in a timely manner all reports and other documents required to be filed by BioMetrx pursuant to Section 13 or 15(d) under the Exchange Act; and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of a Holder, make available other information as required by, and so long as necessary to permit sales of its Shares pursuant to, Rule 144.

9.4 BioMetrx Indemnification. BioMetrx agrees to indemnify and hold harmless Holder, and its officers, directors and agents, and each person, if any, who controls Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by (i) any violation or alleged violation by BioMetrx of the Securities Act, Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, Exchange Act or any state securities laws, (ii) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Included Shares (as amended or supplemented if BioMetrx shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or (iii) caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to BioMetrx by Holder or on Holder’s behalf expressly for use therein.

9.5 Holder Indemnification. Holder agrees to indemnify and hold harmless BioMetrx, its officers, directors and agents and each person, if any, who controls BioMetrx within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from BioMetrx to Holder, but only with respect to information furnished in writing by Holder or on Holder’s behalf expressly for use in any registration statement or prospectus relating to the Registrable Shares, or any amendment or supplement thereto, or any preliminary prospectus. Notwistanding anything to the contrary contained herein, holder’s obligation to indemnify shall not be in an amount in excess of the net proceeds received by the holder from the same of the Registration Securities in the offering in which the indemnification claim relates.

9.6 Indemnification Procedures. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 9, such person (an “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent (and only to the extent that) that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties (including in the case of Holder, all of its officers, directors and controlling persons) and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, the Indemnified Parties shall designate such firm in writing to the Indemnifying Party. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

9.7 Contribution. To the extent any indemnification by an Indemnifying Party is prohibited or limited by law, the Indemnifying Party agrees to make the maximum contribution with respect to any amounts for which, he, she or it would otherwise be liable under this Section 9.6 to the fullest extent permitted by law; provided, however, that (i) no contribution shall be made under circumstances where a party would not have been liable for indemnification under this Section 9.6 and (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning used in the Securities Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation.

10.    Nontransferability. Holder may not sell or transfer any Warrants to any person without registration under the Securities Act or providing an opinion of counsel reasonably acceptable to the Company that such transfer may lawfully be made without such registration. Any such purported transfer shall not be effective as between such purported transferee and BioMetrx.

11.    Severability. If any term, provision, covenant or restriction of these Warrants is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of these Warrants shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

12.    Notices. All notices, requests, consents and other communications required hereunder shall be in writing and shall be effective when delivered or, if delivered by registered or certified mail, postage prepaid, return receipt requested, shall be effective on the third day following deposit in United States mail: to the Holder, at the Holder’s address of record in the Company’s warrant register; and if addressed to BioMetrx, at BioMetrx, Inc., 500 North Broadway, Suite 204, Jericho, NY 11753, or such other address as BioMetrx may designate in writing.

13.    No Rights as Shareholder. The Holder shall have no rights as a shareholder of BioMetrx with respect to the shares issuable upon exercise of the Warrants until the receipt by BioMetrx of all of the Exercise Documents.

14.    Waivers and Modifications. Any term or provision of this Warrant may be waived only by written document executed by the party entitled to the benefits of such terms or provisions. The terms and provisions of this Warrant may be modified or amended only by written agreement executed by the parties hereto.

15.    Governing Law. This Warrant will be governed by and construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of law principles thereof.

16.    Consent to Jurisdiction. Each party hereto hereby irrevocably and unconditionally submits to the jurisdiction of any federal or state court sitting in the County of New York in the State of New York and irrevocably agrees that all actions or proceedings arising out of or relating to this Note shall be litigated exclusively in such court. Each party hereto agrees not to commence any legal proceeding related hereto or thereto except in such courts. Each party hereto irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding in any such court and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each party hereto consents to process being served in any such action or proceeding by mailing a copy thereof by registered or certified mail.

17.    Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS WARRANT. EACH PARTY HERETO (1) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY OF THE OTHER PARTIES WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (2) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first set forth above.

BioMetrx, Inc.

By:
Mark Basile, Chief Executive Officer

EXHIBIT “A”
NOTICE OF EXERCISE
(To be signed only upon exercise of the Warrants)

To: BioMetrx, Inc.

The undersigned hereby elects to purchase shares of Common Stock (the “Warrant Shares”) of BioMetrx, Inc. (“BioMetrx”), pursuant to the terms of the enclosed warrant certificate (the “Certificate”). The undersigned tenders herewith payment of the exercise price pursuant to the terms of the Certificate.

The undersigned hereby represents and warrants to, and agrees with, BioMetrx as follows:

1.    Holder is acquiring the Warrant Shares for its own account, for investment purposes only.

2.    Holder understands that an investment in the Warrant Shares involves a high degree of risk, and Holder has the financial ability to bear the economic risk of this investment in the Warrant Shares, including a complete loss of such investment. Holder has adequate means for providing for its current financial needs and has no need for liquidity with respect to this investment.

3.    Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Warrant Shares and in protecting its own interest in connection with this transaction.

4.    Holder understands that the Warrant Shares have not been registered under the Securities Act or under any state securities laws. Holder is familiar with the provisions of the Securities Act and Rule 144 thereunder and understands that the restrictions on transfer on the Warrant Shares may result in Holder being required to hold the Warrant Shares for an indefinite period of time.

5.    Holder agrees not to sell, transfer, assign, gift, create a security interest in, or otherwise dispose of, with or without consideration (collectively, “Transfer”) any of the Warrant Shares except pursuant to an effective registration statement under the Securities Act or an exemption from registration. As a further condition to any such Transfer, except in the event that such Transfer is made pursuant to an effective registration statement under the Securities Act, if in the reasonable opinion of counsel to BioMetrx any Transfer of the Warrant Shares by the contemplated transferee thereof would not be exempt from the registration and prospectus delivery requirements of the Securities Act, BioMetrx may require the contemplated transferee to furnish BioMetrx with an investment letter setting forth such information and agreements as may be reasonably requested by BioMetrx to ensure compliance by such transferee with the Securities Act.

Each certificate evidencing the Warrant Shares will bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE EXERCISED, SOLD, PLEDGED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

6.    Immediately following this exercise of Warrants, if as of the date of exercise BioMetrx has a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, the undersigned will not beneficially own five percent (5%) or more of the then outstanding Common Stock of BioMetrx (based on the number of shares outstanding set forth in the most recent periodic report filed by BioMetrx with the Securities and Exchange Commission and any additional shares which have been issued since that date of which Holder is aware have been issued).

Number of Warrants Exercised: ______________

Dated: ____________________

___________________________________________________